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Builders FirstSource Announces CEO Transition

Dave Rush Appointed Interim Chief Executive Officer

Dave Flitman to Step Down to Pursue New Opportunity

Reaffirming Full Year 2022 Guidance

DALLAS, November 21, 2022 (GLOBE NEWSWIRE) – Builders FirstSource, Inc. (NYSE: BLDR) (“Builders FirstSource” or the "Company") today announced that its Chief Executive Officer, Dave Flitman, has stepped down as President, CEO and member of the Board of Directors (the “Board”) to accept another opportunity outside of the industry.

The Board has appointed Dave Rush, Executive Vice President, to serve as interim Chief Executive Officer, effective immediately, until a permanent successor is named. The Board has also formed a special committee, led by Chairman Paul Levy, to oversee the search for a new CEO.

Rush, 60, has spent 23 years with Builders FirstSource. In his current role as Executive Vice President, Strategic Management Office (SMO), Rush oversees the execution of enterprise-wide initiatives to advance the Company’s long-term strategy and provide enhanced value to stakeholders. Prior to this, he led the integration and synergy efforts for our acquisitions of BMC and ProBuild.

Board Chair Paul Levy stated, “With deep operational, financial and business development capabilities, we are confident in Dave’s ability to lead Builders FirstSource as interim CEO. Heading into the new year, we are well-positioned to continue to outperform the market, owing to a deep and experienced leadership team, fundamental strengths and advantages, a clear strategy and a strong balance sheet. The Board looks forward to supporting Dave and the leadership team in facilitating a smooth transition and continuing to deliver compounding shareholder value.”

Rush stated, “I’m honored and excited to serve as Interim CEO during such an important time for the Company. Despite a challenging macroeconomic environment, Builders FirstSource has an advantaged geographic footprint, industry-leading market position, and a strong culture, which position us well for continued success.”

Levy added, “The Board is grateful for Dave Flitman’s many contributions. Under his leadership, the Company successfully merged with BMC, increased its share in value-added products, and accelerated its profitable growth strategy. On behalf of all Builders FirstSource team members, we wish him the best in his next role.”

Flitman stated, “It has been an honor to work with our great team, stakeholders and Board of Directors. Builders FirstSource is stronger than ever and I am confident the Company is poised to outperform the market over the next several years as it transforms the homebuilding industry. I am truly grateful to have had the opportunity to lead this incredible company.”

Dave Rush started his career at Builders FirstSource in 1999, serving in operational roles of increasing responsibility including as Chief Operating Officer of the Company’s eastern division and Executive Vice President, Integration Management Office, responsible for the successful integration of Builders FirstSource and BMC. Over his 23-year career, he has developed extensive operating, finance, and M&A experience. Rush earned his bachelor’s in accounting from the University of North Carolina at Chapel Hill.

As noted, the Board of Directors has initiated a formal search for a new President and Chief Executive Officer and has appointed a special committee to direct the search and transition process. The Company will provide updates on the search process as appropriate.

2022 Outlook

Builders FirstSource reaffirms the full year 2022 guidance it provided on November 8, 2022.

About Builders FirstSource

Headquartered in Dallas, Texas, Builders FirstSource is the largest U.S. supplier of building products, prefabricated components, and value-added services to the professional market segment for new residential construction and repair and remodeling. We provide customers an integrated homebuilding solution, offering manufacturing, supply, delivery and installation of a full range of structural and related building products. We operate in 42 states with approximately 575 locations. For more information, visit www.bldr.com.

Forward-Looking Statements

Statements in this news release that are not purely historical facts or that necessarily depend upon future events, including statements about outlook for 2022, forecasted financial performance or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on forward-looking statements. In addition, oral statements made by our directors, officers and employees to the investor and analyst communities, media representatives and others, depending upon their nature, may also constitute forward-looking statements. As with the forward-looking statements included in this release, these forward-looking statements are by nature inherently uncertain, and actual results or events may differ materially as a result of many factors. All forward-looking statements are based upon information available to Builders FirstSource on the date this release was submitted. Builders FirstSource undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward-looking statements involve risks and uncertainties, many of which are beyond the Company’s control or may be currently unknown to the Company, that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to macroeconomic conditions, the Company’s acquisitions and continued ability to identify and consummate attractive acquisitions, the Company’s growth strategies, including gaining market share and its digital strategies, the CEO transition, or the Company’s revenues and operating results being highly dependent on, among other things, the homebuilding industry, which in turn is dependent on economic conditions, lumber prices and the economy, including interest rates, inflation and labor and supply shortages. Builders FirstSource may not succeed in addressing these and other risks. Further information regarding factors that could affect our financial and other results can be found in the risk factors section of Builders FirstSource’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) and may also be described from time to time in the other reports Builders FirstSource files with the SEC. Consequently, all forward-looking statements in this release are qualified by the factors, risks and uncertainties contained therein.

Builders FirstSource Contact:

Michael Neese
SVP, Investor Relations
Builders FirstSource, Inc.
(214) 765-3804

Mike.Neese@BLDR.com